NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

Original Issue Date: October 30, 2018

Principal Amount: $50,000

Purchase Price: $50,000

CONVERTIBLE PROMISSORY NOTE

DUE April 29, 2019

This CONVERTIBLE PROMISSORY NOTE is a duly authorized and validly issued obligation of nFüsz, Inc., a Nevada corporation (the “Company”), having its principal place of business at 344 S. Hauser Blvd., Suite 414, Los Angeles, California 90036, designated as its 5% Convertible Promissory Note due April 29, 2019 (the “Note”).

FOR VALUE RECEIVED, the Company promises to pay to ________________ or its registered assigns (the “Holder”), or shall have paid pursuant to the terms hereunder, the principal sum of fifty thousand and no/100ths dollars ($50,000.00) and all Interest accrued on such principal sum on April 29, 2019 (the “Maturity Date”) or such earlier date as this Note is required to be repaid as provided hereunder. This Note is subject to the following additional provisions:

Section 1. Definitions. For the purposes hereof, in addition to the terms defined elsewhere in this Note, the following terms shall have the following meanings:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Bankruptcy Event” means any of the following events: (a) the Company commences a case or other proceeding under any bankruptcy, reorganization, arrangement, adjustment of debt, relief of debtors, dissolution, insolvency or liquidation or similar law of any jurisdiction relating to the Company, (b) there is commenced against the Company any such case or proceeding that is not dismissed within sixty (60) days after commencement, (c) the Company is adjudicated insolvent or bankrupt or any order of relief or other order approving any such case or proceeding is entered, (d) the Company suffers any appointment of any custodian or the like for it or any substantial part of its property that is not discharged or stayed within sixty (60) calendar days after such appointment, (e) the Company makes a general assignment for the benefit of creditors, (f) the Company calls a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts, (g) the Company admits in writing that it is generally unable to pay its debts as they become due, (h) the Company, by any act or failure to act, expressly indicates its consent to, approval of or acquiescence in any of the foregoing or takes any corporate or other action for the purpose of effecting any of the foregoing.

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“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which the Federal Reserve Bank of San Francisco is closed.

“California Courts” shall have the meaning set forth in Section 7(d).

“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of this Note in accordance with the terms hereof.

“Event of Default” shall have the meaning set forth in Section 6(a).

“Mandatory Conversion” shall have the meaning ascribed to such term in Section 2.

“Note Register” means the records of the Company regarding registration and transfers of this Note.

“Original Issue Date” means the date of this Note.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof), or other entity of any kind.

“Public Offering” means the contemplated underwritten public offering of Common Stock pursuant to the registration statement on Form S-1 (File No. 333-226840), filed with the Commission on August 14, 2018.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the New York Stock Exchange or any level of the OTC Markets operated by OTC Markets Group Inc. (or any successors to any of the foregoing).

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Section 2. Mandatory Conversion. During the term of the Note, upon the Company’s consummation of the Public Offering, all, and not less than all, of (i) the principal and (ii) the accrued interest hereunder shall be converted into shares of the Company’s common stock (the “Conversion Shares”) that shall have been registered therein (the “Mandatory Conversion”). The number of Conversion Shares issuable upon the Mandatory Conversion shall be determined by the quotient obtained by dividing (x) the entire outstanding principal amount of this Note and all accrued and unpaid interest thereof to be converted by (y) the per-share Conversion Price. The per-share Conversion Price shall be seventy-five percent (75%) of the offering price of the Common Stock, as reflected on the cover of the definitive prospectus that the Company shall file with the Securities and Exchange Commission upon its acceleration of effectiveness of the Public Offering. The “Conversion Shares” shall be delivered to the Holder contemporaneously with the delivery by the underwriter of the other shares of Common stock that were sold in the Public Offering.

Section 3. Registration of Transfers and Exchanges.

a) Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge will be payable for such registration of transfer or exchange.

b) Investment Representations. This Note has been issued subject to the original Holder representing that it is an accredited investor and that it is not acquiring this Note with the intention of distributing same. The original Holder acknowledges that any or all of this Note may be transferred or exchanged only in compliance with applicable federal and state securities laws and regulations.

c) Reliance on Note Register. Prior to due presentment for transfer to the Company of this Note, the Company and any agent of the Company may treat the Person in whose name this Note is duly registered on the Note Register as the owner hereof for the purpose of receiving payment or in respect of the Mandatory Conversion hereof as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 4. Interest. Interest shall accrue on the unpaid principal balance of the Promissory Note at the rate of five percent (5%) per annum (simple) (“Interest”). Interest shall accrue and be payable only on the Maturity Date, as set forth above.

Section 5. Reserved.

Section 6. Events of Default.

a) “Event of Default” means, wherever used herein, any of the following events (whatever the reason for such event and whether such event shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree, or order of any court, or any order, rule, or regulation of any administrative or governmental body):

i. any default in the payment of the principal amount of this Note or accrued and unpaid Interest owing to a Holder on this Note, as and when the same shall become due and payable, which default is not cured within fifteen (15) calendar days thereof;

ii. the Company shall fail to observe or perform any other covenant, obligation, or agreement contained in this Note (other than a breach by the Company of its obligations to deliver shares of Common Stock to the Holder upon the Mandatory Conversion in connection with Section 2, above), which failure is not cured, if possible to cure, within fifteen (15) calendar days;

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iii. any representation or warranty made in this Note, any written statement pursuant hereto or any other report, financial statement, or certificate made or delivered to the Holder in connection herewith shall be untrue or incorrect in any material respect as of the date when made or deemed made;

iv. the Company shall be subject to a Bankruptcy Event;

v. the Company shall: (a) apply for or consent to the appointment of a receiver, trustee, custodian or liquidator of it or any of its properties, (b) admit in writing its inability to pay its debts as they mature, (c) make a general assignment for the benefit of creditors, (d) be adjudicated a bankrupt or be the subject of an order for relief under Title 11 of the United States Code or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute of any other jurisdiction or foreign country, or (e) file a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or to take advantage or any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution, or liquidation law or statute, or an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (f) take or permit to be taken any action in furtherance of or for the purpose of effecting any of the foregoing; or

vi. if any order, judgment, or decree shall be entered, without the application, approval, or consent of the Company, by any court of competent jurisdiction, approving a petition seeking liquidation or reorganization of the Company, or appointing a receiver, trustee, custodian, or liquidator of the Company, or of all or any substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of sixty (60) days;

b) Remedies Upon Event of Default. Upon the occurrence of an Event of Default that has not been cured in accordance with the terms hereof, the outstanding principal amount of this Note, and other amounts owing, such as Interest, in respect thereof through the date of notice of such an uncured Event of Default, shall become, at the Holder’s election, immediately due and payable in cash.

Section 7. Miscellaneous.

a) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service, addressed to the Company, at the address set forth above, or such other facsimile number, email address, or address as the Company may specify for such purposes by notice to the Holder delivered in accordance with this Section 7(a). Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile, by email attachment, or sent by a nationally recognized overnight courier service addressed to the Holder at the facsimile number, email address, or address of the Holder appearing on the books of the Company, or, if no such facsimile number, email address, or address appears on the books of the Company, at the principal place of business of such Holder, as set forth herein below. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto prior to 5:30 p.m. (Los Angeles City time) on any date, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number or email attachment to the email address set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (Los Angeles time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

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b) Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any other amounts due, as applicable, such as Interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

c) Lost or Mutilated Note. If this Note shall be mutilated, lost, stolen or destroyed, the Company shall execute and deliver, in exchange and substitution for and upon cancellation of a mutilated Note, or in lieu of or in substitution for a lost, stolen or destroyed Note, a new Note for the principal amount of this Note so mutilated, lost, stolen or destroyed, but only upon receipt of evidence of such loss, theft or destruction of such Note, and of the ownership hereof, reasonably satisfactory to the Company.

d) Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of California, without regard to the principles of conflict of laws thereof. Each party agrees that all legal proceedings concerning the interpretation, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective Affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of Los Angeles, County of Los Angeles (the “California Courts”). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the California Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such California Courts, or such California Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If any party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred in the investigation, preparation, and prosecution of such action or proceeding.

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e) Waiver. Any waiver by the Company or the Holder of a breach of any provision of this Note shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Note. The failure of the Company or the Holder to insist upon strict adherence to any term of this Note on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Note on any other occasion. Any waiver by the Company or the Holder must be in writing.

f) Amendments. The prior written consent of the Holder and the Company shall be required for any change or amendment to the Note.

g) Severability. If any provision of this Note is invalid, illegal, or unenforceable, the balance of this Note shall remain in effect, and if any provision is inapplicable to any Person or circumstance, it shall nevertheless remain applicable to all other Persons and circumstances.

h) Remedies, Characterizations, Other Obligations, and Breaches. The remedies provided in this Note shall be cumulative and in addition to all other remedies available under this Note, and nothing herein shall limit the Holder’s right to pursue actual and consequential damages for any failure by the Company to comply with the terms of this Note. The Company covenants to the Holder that there shall be no characterization concerning this instrument other than as expressly provided herein. Amounts set forth or provided for herein with respect to payments, conversion, and the like (and the computation thereof) shall be the amounts to be received by the Holder and shall not, except as expressly provided herein, be subject to any other obligation of the Company (or the performance thereof). The Company shall provide all information and documentation to the Holder that is requested by the Holder to enable the Holder to confirm the Company’s compliance with the terms and conditions of this Note.

i) Next Business Day. Whenever any obligation hereunder shall be due on a day other than a Business Day, such obligation shall be satisfied on the next succeeding Business Day.

j) Headings. The headings contained herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.

NFÜSZ, Inc.

By:
Name:
Title:

Facsimile No. for delivery of Notices: ___________
Email address for delivery of Notices: ____________

Accepted in accordance with its terms, as of this 30th day of October:

____________________________

Name: _______________________

Address:

_________________________

____________________________

Facsimile No. for delivery of Notices: _______________

Email address for delivery of Notices: _______________

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